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                                                                       Exhibit 8


                                                                November 2, 1995


Ford Motor Company
Ford Motor Company Capital Trust I
The American Road
Dearborn, MI  48121


Re:           Registration Statement on Form S-4
              Registration No. 33-62761


Ladies and Gentlemen:

         As Chief Tax Officer of Ford Motor Company, a Delaware corporation ("Ford"), I have acted as counsel for Ford and Ford Motor Company Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the Trust's offer (the "Offer") to exchange its 9% Trust Originated Preferred Securities (the "Preferred Securities") for up to 44,600,000 outstanding Series B Depositary Shares ("Depositary Shares") each representing 1/2,000 of a share of Series B Cumulative Preferred Stock of Ford. In connection therewith, I have prepared the discussion set forth under the caption "Taxation" (the "Discussion") in the Prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 (Registration No. 33-62761) filed by Ford and the Trust with the Securities and Exchange Commission.


         In rendering my opinion, I have examined the form of Amended and Restated Declaration of Trust of Ford Motor Company Capital Trust I dated as of December 8, 1995 (the "Declaration") included as an Exhibit to the Registration Statement, and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Declaration. I hereby confirm my opinion as set forth in the Discussion, which is a summary of the material United States federal income tax consequences of the exchange of Depositary Shares for the Preferred Securities pursuant to the Offer, and of the ownership and disposition of the Preferred Securities.




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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of my name under the caption "Taxation" in the Prospectus. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.


                                                           Very truly yours,

                                                           /s/ Dennis E. Ross
                                                           --------------------
                                                           Dennis E. Ross